Exhibit 99.1
Herbalife Special Committee Determines Whitney’s
$38.00 Offer to Acquire the Company Does Not Represent Sufficient Value
     LOS ANGELES — March 29, 2007 — Herbalife Ltd. (NYSE:HLF) said today that the Special Committee of its Board of Directors has determined that a proposal by Whitney V L.P. to acquire all of Herbalife’s outstanding common stock for $38.00 per share does not represent sufficient value for the Company.
     “The Board recognizes and values the leadership that Whitney has provided Herbalife. We remain open-minded about ways to achieve appropriate value for the Company, and would certainly consider an improved proposal from Whitney. However, in the absence of such a proposal, the Board expects the Company to continue to grow and prosper,” said Leroy T. Barnes Jr., Chairman of the Special Committee. “Herbalife’s continued momentum, enabled by the outstanding performance of our distributors and underscored by the recent receipt of a new license to operate in China and the recently announced marketing agreement with the L.A. Galaxy soccer team, further reinforces the Special Committee’s determination that a $38.00 offer is too low.”
     “I want to thank the distributors for their unwavering focus and commitment to Herbalife as the Company evaluates these matters. We recognize the critical importance of our independent distributors and the value they bring to the Herbalife franchise,” said Michael O. Johnson, Chief Executive Officer of Herbalife. “Their efforts are generating exceptional momentum in our business and as a result the Company is performing very well.”
     On February 2, 2007 Herbalife received an unsolicited offer from Whitney to acquire the company in an all cash transaction. Whitney reported at the time of the offer that it owns approximately 27% of Herbalife’s outstanding common stock. As a Cayman Islands registered corporation, any transaction to sell Herbalife would require an affirmative vote by a majority of shareholders voting on the transaction and 75% in value of the voted shares.
     The Special Committee is comprised solely of independent and disinterested directors and is being assisted in its review by independent legal and financial advisors Munger, Tolles & Olson LLP and Goldman, Sachs & Co., respectively.
About Herbalife Ltd.

Herbalife Ltd. (NYSE: HLF) is a global network marketing company that sells weight-management, nutritional supplements and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 64 countries through a network of more than 1.5 million independent distributors. The company supports the Herbalife Family Foundation (http://www.herbalifefamilyfoundation.org) and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations (http://ir.herbalife.com) for additional financial information.
Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.
     Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:
•	our relationship with, and our ability to influence the actions of, our distributors;

•	adverse publicity associated with our products or network marketing organization;

•	uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

•	risk of our inability to obtain the necessary licenses to conduct a direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	risk of improper action by our employees or international distributors in violation of applicable law;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program, including the direct selling market in which we operate;

•	risks associated with operating internationally, including foreign exchange risks;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance on our management team;

•	uncertainties relating to the application of transfer pricing, duties and similar tax regulations;

•	taxation relating to our distributors; and

•	product liability claims.
Contact: Herbalife Ltd.
Barbara Henderson, SVP, Worldwide Corp. Com
310-410-9600 ext. 32736 or
Paul Kranhold/Matt Benson
Sard Verbinnen & Co.
415-618-8750
Investor Contact:
Rich Goudis, CFO
310-410-9600 ext. 32222
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